UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – June 3, 2015

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                          Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

2015 Investor Day Meeting Details

Representatives of Plains All American Pipeline, L.P. (“PAA”) and Plains GP Holdings, L.P. (“PAGP”) intend to make presentations at their 2015 Investor Day Meeting to be held on June 4, 2015 in New York, NY.  During the meeting, company representatives will provide a crude oil industry overview and discuss strategic and operational positioning, financial strategies, forward outlook and related matters.  At approximately 12:30 p.m. EDT on June 4, 2015, the prepared presentation materials will be made available for viewing at www.plainsallamerican.com under the “News & Events — Investor Presentations” portion of the Investor Relations section of the website. The presentations will also be webcast live beginning at approximately 1:00 p.m. EDT and will be available for a period of approximately 90 days thereafter at the following weblink:  https://event.webcasts.com/starthere.jsp?ei=1063680.  Neither PAA nor PAGP undertake to update the information as posted on their websites; however, they may post additional information included in future press releases, Forms 8-K, and periodic Exchange Act reports.

PAA’s Second Quarter 2015 Guidance and Comments on Impact of Line 901 Release

On May 5, 2015, PAA issued adjusted EBITDA guidance for the second quarter of 2015 in the range of $435 million to $485 million.  On May 19, 2015, PAA experienced a crude oil release from its 24-inch Las Flores to Gaviota Pipeline (“Line 901”) in Santa Barbara County, California, which was addressed in an 8-K filed on May 26, 2015.

The release of oil was ceased near the time of its discovery, however, PAA’s emergency response and clean-up efforts continue.  At this time, the total costs to be incurred by PAA in connection with this incident and the extent of any civil, regulatory or criminal proceedings that may be brought, are not reasonably capable of estimation or determination, although PAA expects its insurance coverage to apply, subject to coverage terms and deductibles.

Line 901 has been out of service since the event occurred and no timeline has been established for the line’s restart. Based on information available as of June 2, 2015, including the lost revenue impact assuming Line 901 will not be restarted before June 30, 2015, but excluding the impact of incremental expenses and costs associated with the release, response and related regulatory or court proceedings not covered by insurance, PAA reaffirms its May 5, 2015 adjusted EBITDA guidance range for the second quarter of 2015 of $435 million to $485 million.

Non-GAAP Financial Measures and Selected Items Impacting Comparability

EBITDA and adjusted EBITDA are non-GAAP financial measures that are most directly comparable to GAAP measures of net income and cash flow from operating activities. PAA does not, however, reconcile cash flows from operating activities to EBITDA or adjusted EBITDA because such reconciliations are impractical for a forecasted period. Adjusted EBITDA excludes selected items impacting comparability, which are items that PAA management believes should be excluded in understanding PAA’s core operating performance. PAA’s Form 8-K furnished on May 5, 2015 presents a calculation of EBITDA and adjusted EBITDA, a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures and further discussion regarding why PAA management believes that the presentation of such financial measures provides useful information to investors regarding performance. A copy of PAA’s May 5th Form 8-K is available on PAA’s website (www.plainsallamerican.com) under “Investor Relations — Financial Information — Operating & Financial Guidance,” or “Investor Relations — Financial Information — SEC Filings.” In addition, PAA maintains a reconciliation of all non-GAAP financial information, such as EBITDA and adjusted EBITDA, to the most comparable GAAP measures under “Investor Relations — Financial Information — Non-GAAP Reconciliations” section of its website.

Forward-Looking Statements and Associated Risks

All statements included in this report, other than statements of historical fact, are forward-looking statements, including, but not limited to, statements incorporating the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend” and “forecast,” as well as similar expressions and statements regarding our business strategy, plans and objectives for future operations. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. Any such forward-looking statements reflect our current views with respect to future events, based on what we believe to be reasonable assumptions. Certain factors could cause actual results or outcomes to differ materially from the results or outcomes anticipated in the forward-looking statements. The most important of these factors include, but are not limited to: environmental liabilities or events (including the ultimate impact of incremental expenses and costs associated with the Line 901 release, response and related regulatory and court proceedings) that are not covered by an indemnity, insurance or existing reserves; failure to implement or capitalize, or delays in implementing or capitalizing, on planned growth projects; declines in the volume of crude oil, refined product and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our facilities, whether due to declines in production from existing oil and gas reserves, failure to develop or slowdown in the development of additional oil and gas reserves, whether from reduced cash flow to fund drilling or the inability to access capital, or other factors; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the effects of competition; the occurrence of a natural disaster, catastrophe, terrorist attack or other event, including attacks on our electronic and computer systems; tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; weather interference with business operations or project construction, including the impact of extreme weather events or conditions; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; the currency exchange rate of the Canadian dollar; the availability of, and our ability to consummate, acquisition or combination opportunities; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; the effectiveness of our risk management activities; shortages or cost increases of supplies, materials or labor; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; non-utilization of our assets and facilities; increased costs, or lack of availability, of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; risks related to the development and operation of our facilities, including our ability to satisfy our contractual obligations to our customers at our facilities; factors affecting demand for natural gas and natural gas storage services and rates; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids. We undertake no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in our filings with the Securities and Exchange Commission, which information is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: June 3, 2015	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President